Exhibit 99.1

News Release

CDI Corp. Announces Sale of AndersElite UK Subsidiary

Philadelphia (September 19, 2016) - CDI Corp. (NYSE: CDI) (the “Company”) today announced it has sold its UK-based subsidiary, CDI AndersElite Ltd. (“Anders”), to the Anders management team and employees. Anders provides staffing and recruitment services to firms in the UK built environment and rail industries. The Company will maintain a minority interest in the new entity, AndersElite Holdings Ltd. (“Holdings”). The transaction is expected to be marginally accretive to fourth quarter earnings.
"The sale of Anders is consistent with our strategy to focus CDI on delivering solutions based on specialized information technology and engineering talent," said CDI President, Michael S. Castleman. "We are pleased that this transaction provides the clients of Anders with strong continuity in the high quality talent delivery and client service for which Anders is recognized. We look forward to working with the Anders team as partners in their future success.”
Consideration received by the Company in the transaction includes approximately $6.0 million of cash, subordinated debt in Holdings of approximately $2.3 million and warrants representing 19.99% of the fully diluted equity in Holdings. Additionally, Holdings repaid approximately $0.9 million of existing Anders debt. Anders was part of CDI’s Enterprise Talent segment and represents approximately $43.5 million of the segment's $273.1 million of revenue for the six months ended June 30, 2016.

About CDI

CDI Corp. (NYSE: CDI) seeks to create extraordinary outcomes with our clients by delivering solutions based on highly skilled and professional talent. Our business is comprised of four segments: Enterprise Talent, Specialty Talent & Technology Solutions, Engineering Solutions and MRI. Our client offerings include an array of engineering design project solutions, information technology project solutions and managed services, specialty technology staff augmentation, and program and managed staffing services. Our clients are corporations in multiple industries, including energy, chemicals, infrastructure, aerospace, industrial equipment, technology, as well as municipal and state governments, and the U.S. Department of Defense. We have offices and delivery centers in the United States and Canada. In addition, we also provide recruiting and staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we and our representatives may make statements that are forward-looking. All statements that address expectations or projections about the future, including, but not limited to, statements about our plans, strategies, adequacy of resources and future financial results (such as revenue, gross profit, operating profit, cash flow, and tax rate), are forward-looking statements. Some of the forward-looking statements can be identified by words like “anticipates,” “believes,” “expects,” “may,” “will,” “could,” “should,” “intends,” “plans,” “estimates” and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness or volatility in general economic conditions and levels of capital spending by clients in the industries we serve, including as a result of the Brexit referendum or the U.S. elections; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' projects or the inability of our clients to pay our fees; the termination of one or more major client contracts or projects; the uncertain timing and funding of new contract awards and renewals; a high concentration of our business with a few large clients; the failure to achieve the anticipated benefits of acquisitions, and difficulties in integrating acquired businesses with CDI; the inability to obtain favorable price and other terms for any acquisitions and divestitures we may do; delays or reductions in U.S. government spending; credit risks associated with our clients; competitive market pressures; foreign currency fluctuations; restrictions on the availability of funds and on our activities under our asset-based, secured credit facility; the availability, retention and cost of qualified labor; our level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; improper disclosure or loss of sensitive or confidential company, client, government, employee or candidate information, including personal data; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the United States Securities and Exchange Commission (SEC), particularly in the “Risk Factors” section in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Vincent J. Webb
Vice President, Investor Relations and Communications
(215) 636-1240
Vince.Webb@cdicorp.com